UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 10, 2018

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets
On December 10, 2018, NeoGenomics Laboratories, Inc. ( “NeoGenomics Labs”) completed the previously announced acquisition of Genesis Acquisition Holdings Corp. (“Genesis”), pursuant to an Agreement and Plan of Merger dated October 23, 2018 (the “Merger Agreement”), by and among NeoGenomics Labs, Genoptix Merger Sub, Inc. (“Merger Sub”), Genesis and Ampersand 2014 Limited Partnership, solely in its capacity as stockholders’ representative. At the closing, Merger Sub merged with and into Genesis (the “Merger”) with Genesis surviving the Merger as the surviving corporation and as a wholly owned subsidiary of NeoGenomics Labs. The total aggregate consideration for the transaction was $125 million in cash, as adjusted by working capital and other adjustments, and 1,000,000 shares of NeoGenomics’ common stock (the “NEO Common Shares”).
The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report of the Company on Form 8-K, filed with the Securities and Exchange Commission on October 26, 2018. All summaries and descriptions of the Merger Agreement set forth above are qualified in their entirety by the Merger Agreement.

Item 3.02	Unregistered Sales of Equity Securities.
On December 10, 2018, NeoGenomics Labs delivered pursuant to the Merger Agreement, the NEO Common Shares to the stockholders of Genesis, together with the cash consideration payable for the issued and outstanding shares of Genoptix. The issuance of the NEO Common Shares by NeoGenomics, Inc. to the stockholders of Genesis was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.
On December 10, 2018, the Company issued a press release announcing the closing of its acquisition of Genoptix. A copy of the press release is furnished herewith as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
 (a) Financial Statements of Businesses Acquired.
The audited consolidated financial statements of Genesis Acquisition Holdings Corp. and subsidiaries as of December 31, 2017 and for the period March 1, 2017 to December 31, 2017 and the consolidated financial statements of Genoptix, Inc. and subsidiaries as of December 31, 2016 and for the period January 1, 2017 to February 28, 2017 and the year ended December 31, 2016, the unaudited consolidated financial statements of Genesis Acquisition Holdings Corp. and subsidiaries as of and for the nine month period ended September 30, 2018 and for the period from March 1, 2017 to September 30, 2017, and the unaudited consolidated financial statements of Genoptix, Inc. and subsidiaries for the period from January 1, 2017 to February 28, 2017 are filed as Exhibit 99.1 hereto and are incorporated herein by reference.
(b) Pro forma financial information.
The unaudited pro forma condensed combined financial information, including the condensed combined balance sheet as of September 30, 2018, statement of operations for the nine months ended September 30, 2018 and statement of operations for the period ending December 31, 2017 are filed as Exhibit 99.2 and are incorporated herein by reference. The unaudited pro forma condensed combined financial information was prepared giving effect to the Merger as if it had occurred on January 1, 2017. This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the Company's actual results of operations or financial position would have been if the Merger had occurred on the dates indicated, nor are they necessarily indicative of the Company's future operating results or financial position.

(d) Exhibits
Exhibit 23.1 Consent of Deloitte & Touche LLP
Exhibit 99.1 Historical Consolidated Financial Information of Genesis Acquisition Holdings Corp.
Exhibit 99.2 Unaudited Pro Forma Condensed Combined Financial Information of NeoGenomics. Inc.
Exhibit 99.3 Press Release dated December 10, 2018

Exhibit Index

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP
99.1	Historical Consolidated Financial Information of Genesis Acquisition Holdings Corp.
99.2	Unaudited Pro Forma Condensed Combined Financial Information of NeoGenomics. Inc.
99.3	Press Release dated December 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Sharon A. Virag
Sharon A. Virag
Chief Financial Officer
December 10, 2018